Exhibit 99.1

NeoGenomics Appoints Diagnostics and Lab Services Industry Veteran John P. "Jack"
Kenny to its Board of Directors

FORT MYERS, Fla., December 30, 2025—NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced the appointment diagnostics and lab services industry veteran John P. "Jack" Kenny to its Board of Directors. Mr. Kenny is filling the seat vacated by Alison Hannah, MD, who is rotating off the Board after more than ten years of dedicated service.

Mr. Kenny brings to the NeoGenomics Board over three decades of diverse, executive, commercial and operational experience and a track record of success in the diagnostics and lab services businesses. He most recently served as President, Chief Executive Officer and Board Director of Meridian Bioscience, a fully integrated life science company that develops, manufactures and distributes a broad range of innovative diagnostic products and critical raw materials for immunoassay and molecular testing companies. Meridian, which formerly traded on the NASDAQ exchange under the ticker "VIVO" was taken private in January 2023.

"We are very excited to welcome Jack to the NeoGenomics Board," said Lynn Tetrault, Chair of the Board of NeoGenomics. "His vast experience building winning cultures and leading high performance commercial teams will serve us well as we pursue significant emerging opportunities in the next generation of cancer testing, notably NGS and MRD. I look forward to his insights and guidance."

"I would also like to thank Dr. Hannah for her strategic guidance over the past decade and her unwavering commitment to NeoGenomics' mission to save lives by improving patient care. Her contributions have been invaluable," Ms. Tetrault concluded.

Prior to joining Meridian Biosciences in 2017, Mr. Kenny served as SVP and General Manager of North America at Siemens Healthcare and, before that, as VP and General Manager of the U.S. region at Becton Dickinson. Earlier in his career, he held sales leadership positions at Leica Biosystems, Quest Diagnostics, Siemens Medical Solutions and Abbott Laboratories. Mr. Kenny also serves on the Boards of Orasure, Inc., DCN Diagnostics, and Quantum-SI, Inc. He received a BS in management systems with a focus in marketing from Kettering University (formerly the GMI Engineering and Management Institute).

"I have known NeoGenomics for many years, and I believe their leadership position in hematology cancer testing positions them well to deliver innovation to where it's needed most - the community setting - improving patient outcomes while creating sustained value for shareholders, said Mr. Kenny. "I look forward to working alongside my fellow Board members and the passionate NeoGenomics leadership team to help guide the Company through its next phase of growth."

About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.

Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,”

“believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. This press release includes forward-looking statements. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Kendra Webster
ir@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com